UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K
___________________________

Current Report

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report — April 13, 2016 (Date of earliest event reported: April 12, 2016)

___________________________

ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

___________________________

Bermuda	001-32141	98-0429991
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation Identification No.)
Assured Guaranty Ltd. 20 Woodbourne Avenue Hamilton HM 08 Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700

Not applicable
(Former name or former address, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On April 12, 2016, Assured Guaranty Corp. (“AGC”), an indirect wholly owned subsidiary of Assured Guaranty Ltd. (“Assured Guaranty”) entered into an agreement and plan of merger (the “Merger Agreement”) with Cultivate Merger Corp., a wholly owned subsidiary of AGC (“Merger Corp.”), and CIFG Holding Inc. (“CIFG Holding”), pursuant to which Merger Corp. will merge with and into CIFG Holding with CIFG Holding being the surviving corporation (the “Acquisition”).  CIFG Holding is the parent company of CIFG Assurance North America, Inc., a New York domiciled financial guaranty insurance company (“CIFG NA”).  As part of the transaction, CIFG NA will merge with and into AGC, with AGC being the surviving company.

Under the terms of the Merger Agreement, AGC has agreed to pay an aggregate of $450 million in cash upon the closing of the Acquisition, subject to certain adjustments.  AGC will fund the Acquisition with available cash.

The transaction is subject to customary closing conditions, including receipt of regulatory approvals and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and is expected to be completed mid-2016.  CIFG Holding’s stockholders have already approved the Acquisition.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants providing for both parties to use their respective reasonable best efforts to obtain required regulatory approvals and for CIFG Holding to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Acquisition.  The representations and warranties do not survive the closing of the Acquisition.

The Merger Agreement contains certain termination rights, including, among others, the right of either party to terminate the Merger Agreement if the Acquisition does not occur by October 12, 2016, subject to the right of either party to extend such date for 45 days to obtain required regulatory approvals.

The foregoing summary of the Merger Agreement and the Acquisition does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which will be filed as an exhibit to Assured Guaranty’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Item 7.01.    Regulation FD Disclosure.

On April 13, 2016, Assured Guaranty issued a press release announcing the execution of the Agreement referred to in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

99.1    Press release dated April 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURED GUARANTY LTD.

By: /s/ Robert A. Bailenson
Name: Robert A. Bailenson
Title: Chief Financial Officer

Date: April 13, 2016